Exhibit 3.25

Microfilm Number	Filed with the Department of State on JUL 27 1999

Entity Number 2889796	Kim Pizzingrilli
Secretary of the Commonwealth

CERTIFICATE OF LIMITED PARTNERSHIP
DSCB:15-8511 (Rev 91)

     In compliance with the requirements of 15 Pa.C.S. § 8511 (relating to certificate of limited partnership), the undersigned, desiring to form a limited partnership, hereby certifies that:

1.	The name of the limited partnership is: BRANDYWINE AMBASSADOR, L.P

2.	The (a) address of this limited partnership’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

	(a)	14 Campus Blvd., Suite 100, Newtown Square, Corporate Campus PA 19073 Delaware

Number and Street City State Zip County

	(b)	c/o:

		Name of Commercial Registered Office Provider	County

For a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the limited partnership is located for venue and official publication purposes.

3.	The name and business address of each general partner of the partnership is:

	Name	Address
	BRANDYWINE AMBASSADOR, LLC.	14 Campus Blvd., Suite 100, Newtown Square, Corporate Campus, PA 19073

4.	(Check, and if appropriate complete, one of the following):

The formation of the limited partnership shall be effective upon filing this Certificate of Limited Partnership in the Department of State.

The formation of the limited partnership shall be effective on at
Date Hour

5.	The specified effective date, if any, is:
month day year hour, if any

     IN TESTIMONY WHEREOF, the undersigned general partner(s) of the limited partnership has (have) executed this Certificate of Limited Partnership this 27th day of July, 1999.

By: Brandywine Ambassador, L.L.C.

(Signature)	(Signature)

Gerard H. Sweeney, President and CEO
/s/ Gerard H. Sweeney

(Signature)	(Signature)

CONSENT TO USE OF SIMILAR NAME DSCB:17.3 (Rev 91)

Pursuant to 19 Pa. Code § 17.3 (relating to use of a confusingly similar name) the undersigned association, desiring to consent to the use by another association of a name which is confusingly similar to its name, hereby certifies that:

1.	The name of the association executing this Consent to Use of Similar Name is: Brandywine Ambassador, L.L.C.

2.	The (a) address of this association’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the country of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

	(a)	14 Campus Blvd., Suite 100, Newtown Square PA 19073 Delaware

Number and Brand City State Zip County

	(b)	c/o:

Name of Commercial Registered Office Provider County

For an association represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the association is located for venue and official publication purposes.

3.	The date of its incorporation or other organization is: July 27, 1999

4.	The statute under which it was incorporated or otherwise organized is: 15 Pa. C.S. Section 8913

5.	The association(s) entitled to the benefit of this Consent to Use of Similar Name is (are):

Brandywine Ambassador, L.P.

6.	A check in this box indicates that the association executing this Consent to Use of Similar Name is the parent or prime affiliate of a group of associations using the same name with geographic or other designations, and that such association is authorized to and does hereby act on behalf of all such affiliated associations, including the following (sec 19 Pa. Code § 17.3 (c) (6)):

IN TESTIMONY WHEREOF, the undersigned association has caused this consent to be signed by a duly authorized officer thereof this 27th day of July, 1999.

Brandywine Ambassador, L.L.C.

(Name of Association)

BY:	/s/ Gerard H. Sweeney
(Signature)

TITLE:	Gerard H. Sweeney, President

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Certificate of Amendment-Domestic
(15 Pa C.S.)
Entity Number
UNREADABLE TEXT

Limited Partnership (§ 8512)
Limited Liability Company (§ 8951)
Document will be returned to the name and address you enter to the left.

Name
PEPPER HAMILTON LLP

Address	200 ONE KEYSTONE PLAZA
NORTH FRONT AND MARKET STREETS
P.O. BOX 1181
HARRISBURG, PA 17108-1181

City State Zip Code

Fee: $52	Filed in the Department of State on Jun 06 2002

XXXXXX
ACTING Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions (relating to certificate of amendment), the undersigned, desiring to amend its Certificate of Limited Partnership/Organization, hereby certifies that:

1.	The name of the limited partnership limited liability company is:
Brandywine Ambassador, L.P.

2.	The date of filing of the original Certificate of Limited Partnership/Organization:
July 27, 1999

3.	Check, and if appropriate complete, one of the following:

The amendment adopted by the limited partnership limited liability company, set forth in full, is as follows:

The amendment adopted by the limited partnership limited liability company is set forth in full in Exhibit A attached hereto and made a part hereof.

4.	Check, and if appropriate complete, one of the following:

The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

The amendment shall be effective on _______ at _______
Date Hour

5.	Check if the amendment restates the Certificate of Limited Partnership/Organization.

The restated Certificate of Limited Partnership/Organization supersedes the original Certificate of Limited Partnership/Organization and all previous amendments thereto.

IN TESTIMONY WHEREOF, the undersigned limited partnership/limited liability company has caused this Certificate of Amendment to be executed this

4th day of June, 2002

Brandywine Ambassador, L.P.

Name of Limited Partnership/Limited Liability Company

/s/ Brad Molotsky

Signature

Secretary of Brandywine Ambassador, LLC,

Title General Partner

EXHIBIT A

TO CERTIFICATE OF AMENDMENT

BRANDYWINE AMBASSADOR, L.P.

Article 4 of the Certificate of Limited Partnership shall be amended, so that, as amended, Article 4 shall read as follows:

“Article 4. The address of this limited partnership’s registered office in this Commonwealth is: 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462, Montgomery County.”

Article 6 of the Certificate of Limited Partnership shall be amended, so that, as amended, Article 6 shall read as follows:

“Article 6. The name and business address of each general partner is: Brandywine Ambassador, LLC 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462, Montgomery County.”

Article 7 of the Certificate of Limited Partnership shall be amended, so that, as amended, Article 7 shall read as follows:

“Article 7. The address of the office at which is kept a list of the names and addresses of the limited partners and their capital contributions is: 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462, Montgomery County.”